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                                                                 EXHIBIT 10.85
                          THE UNITED STATIONERS INC.
                       NONEMPLOYEE DIRECTORS' DEFERRED
                           STOCK COMPENSATION PLAN


                                   ARTICLE I

                                  INTRODUCTION

     I.1     ESTABLISHMENT.   United Stationers, Inc. (the "Company") hereby
establishes the United Stationers Inc. Nonemployee Directors' Deferred Stock Compensation Plan (the "Plan") for those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Nonemployee Directors to defer the receipt of cash compensation and to receive such deferred compensation in the form of Shares of Common Stock of the Company.

     I.2     PURPOSE.   The Plan is intended to advance the interests of the
Company and its Stockholders by providing a means to attract and retain qualified persons to serve as Nonemployee Directors and to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of Stockholders of the Company.

     I.3     EFFECTIVE DATE.    The Plan shall become effective as of the
date on which the Plan is adopted by the Board of Directors (the "Effective Date"); PROVIDED, HOWEVER, that if the Plan is not approved by a vote of the stockholders of the Company at the next Annual Meeting the Plan and any Stock Units credited hereunder shall terminate and any Fees deferred hereunder shall be paid to the Directors entitled thereto.


                                  ARTICLE II

                                  DEFINITIONS

     II.1 "ANNUAL MEETING" means the Annual Meeting of Stockholders of the Company.

     II.2    "BOARD" means the Board of Directors of the Company.

     II.3 "COMMITTEE" means the Board or a committee appointed to administer the Plan under Article IV.

     II.4 "COMPANY" means United Stationers Inc., a Delaware corporation, or any successor thereto.

     II.5 "DEFERRAL DATE" means the date Fees would otherwise have been paid to the Participant.

     II.6 "DEFERRAL ELECTION" means a written election to defer Fees under the Plan.

     II.7    "DIRECTOR" means any individual who is a member of the Board.


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     II.8    "FAIR MARKET VALUE" means the closing price for the Shares reported on a consolidated basis on the NASDAQ National Market on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

     II.9 "FEES" means all or part of any retainer or meeting fees payable in cash to a Nonemployee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.

     II.10 "NONEMPLOYEE DIRECTOR" means a Director who is not, as of the date of an Annual Meeting, an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.

     II.11   "PARTICIPANT" means a Nonemployee Director who defers Fees under
Article VI of the Plan.

     II.12 "SECRETARY" means the Secretary or any Assistant Secretary of the Company.

     II.13 "SHARES" means shares of the Common Stock of the Company, par value $.10 per share.

     II.14 "STOCK UNITS" means the credits to a Participant's Stock Unit Account under Article VI of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

     II.15 "STOCK UNIT ACCOUNT" means the bookkeeping account established by the Company pursuant to Section VI.5.

     II.16 "TERMINATION OF SERVICE" means termination of service as a Director for any reason.


                                 ARTICLE III

                       SHARES AVAILABLE UNDER THE PLAN

     Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under the Plan shall be 50,000. Such Shares may include authorized but unissued Shares, Treasury Shares or Shares that have been reacquired by the Company.


                                  ARTICLE IV

                                ADMINISTRATION

     The Plan shall be administered by the Board or such other committee as may be designated by the Board. The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.



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                                  ARTICLE V

                                 ELIGIBILITY

     Each person who is a Nonemployee Director on a Deferral Date shall be eligible to defer Fees payable on such date in accordance with Article VI of the Plan. If any Nonemployee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.


                                 ARTICLE VI

                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

     VI.1 GENERAL RULE. Each Nonemployee Director may, in lieu of receipt of Fees, defer any or all of such Fees in accordance with this Article VI, provided that such Nonemployee director is eligible under Article V of the Plan to defer such Fees at the date any such Fees are otherwise payable. A Director may elect to defer a percentage (of not less than 50% and in 5% increments up to 100%) of his or her Fees.

     VI.2 TIMING OF ELECTION. Each Nonemployee Director who is serving on the Board on the Effective Date may make a Deferral Election at any time within 30 days of the Effective Date. Any person who is not then serving as a Nonemployee Director may make a Deferral Election before the first date on which he or she is entitled to receive Fees. A Nonemployee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election at any time before the first day of any subsequent calendar year.

     VI.3 EFFECT AND DURATION OF ELECTION. A Deferral Election shall apply to Fees payable after the date such election is made and shall be deemed to be continuing and applicable to all Fees payable in subsequent calendar years, unless the Participant revokes or modifies such election by filing a new election form before the first day of any subsequent calendar year, effective for all Fees payable on and after the first day of such calendar year.

     VI.4 FORM OF ELECTION. A Deferral Election shall be made in a manner satisfactory to the Committee. Generally, a Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section VI.2 or Section VI.3.

     VI.5 ESTABLISHMENT OF STOCK UNIT ACCOUNT. The Company shall establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units. The number of Stock Units credited to a Participant's Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit in a Participant's Stock Unit Account at the time of a distribution under Article VII shall be converted into cash equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.


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     VI.6    CREDITING OF DIVIDEND EQUIVALENTS.  As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.


                                 ARTICLE VII

                           SETTLEMENT OF STOCK UNITS

     VII.1 TIMING OF PAYMENT. A Participant shall receive or begin receiving a distribution of his or her Stock Unit Account in the manner described in Section VII.2 either (i) on or as soon as administratively feasible after the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a Deferral Election), or (ii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after January 1 of the year immediately following the date on which the Participant incurs a Termination of Service. A Participant must deliver an election to defer the distribution or commencement of distribution to the Secretary or his or her designee at least 6 months before the date on which the Participant incurs a Termination of Service.

     VII.2 PAYMENT OPTIONS. A Deferral Election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed 5 years. Any fractional Stock Unit credited to a Participant's Stock Unit Account at the time of a distribution shall be paid in cash at the time of such distribution. A Participant may change the manner in which his or her Stock Unit Account is distributed by delivering a new election form to the Secretary or his or her designee at least 6 months before the date on which the Participant incurs a Termination of Service.

     VII.3 PAYMENT UPON DEATH OF A PARTICIPANT. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant's Stock Unit Account shall be paid in cash, in a lump sum as soon as administratively feasible after the Participant's death, to the beneficiary designated by the Participant under
Article IX.

     VII.4 CONTINUATION OF DIVIDEND EQUIVALENTS. If payment of Stock Units is deferred pursuant to Section VII.2, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in
Section VI.6 until the entire balance of the Participant's Stock Unit Account has been distributed.


                                ARTICLE VIII

                               UNFUNDED STATUS

     VIII.1 GENERAL. The interest of each Participant in any Fees deferred under the Plan


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(and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section VIII.2, no money or other assets shall be set aside for any Participant.

     VIII.2 TRUST. To the extent determined by the Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.


                                 ARTICLE IX

                         DESIGNATION OF BENEFICIARY

     Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant's Stock Unit Account in the event of such Participant's death. The Company may rely upon the beneficiary designation list filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

                                  ARTICLE X

                           ADJUSTMENT PROVISIONS

     In the event any recapitalization, reorganization, merger, consolidation, spin-off combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under the Plan, then the Board or Committee shall, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                                 ARTICLE XI

                             GENERAL PROVISIONS

     XI.1 NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article VII.



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     XI.2    CHANGES TO THE PLAN.  The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Stockholders or Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination.

     XI.3 COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.

     XI.4 LIMITATIONS ON TRANSFERABILITY. Stock Units and any other right under the Plan will not be transferable by descent and distribution (or to a designated beneficiary in the event of a Participant's death), Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

     XI.5 GOVERNING LAW. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Illinois.

     XI.6 PLAN TERMINATION. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.